Exhibit 10.2

Execution Copy

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of January 28, 2013 (the “Signing Date”), by and among General Growth Properties, Inc., a Delaware corporation (“GGP”), General Growth Properties Limited Partnership, a Delaware limited partnership (“GGPLP” or the “Purchaser”), and each of the legal entities set forth on Exhibit A (each, a “Seller” and collectively, the “Sellers”).

RECITALS

WHEREAS, GGP was organized in July 2010 and is a self-administered and self-managed real estate investment trust;

WHEREAS, GGP and American Stock Transfer & Trust Company, LLC, a New York limited liability company, are party to the Warrant Agreement, dated November 9, 2010 (the “Warrant Agreement”);

WHEREAS, pursuant to the Warrant Agreement GGP issued 120,000,000 warrants (the “Warrants”), each warrant entitling the holder thereof to purchase one share of common stock of GGP, par value $0.01, the terms of the Warrants to be adjusted as set forth in the Warrant Agreement (each, a “Share”);

WHEREAS, each Seller holds the number of Warrants set forth opposite its name on Exhibit A (collectively, the “Seller Warrants”);

WHEREAS, each Seller desires to sell, and Purchaser desires to purchase, all of the Seller Warrants on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS AND CONSTRUCTION

Section 1.1                                    Certain Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.  For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise.

“Business Day” means any day, other than a Saturday or Sunday, on which commercial banks are not required or authorized to close in Chicago, Illinois.

“Contract” means any agreement, obligation, contract, license, understanding, commitment, indenture or instrument, whether written or oral.

“Encumbrance” means any lien, pledge, charge, encumbrance, security interest, option, mortgage, easement, restriction (including restrictive covenants or deed restrictions in connection with environmental or remedial obligations), lease, sublease, right of way, right of refusal or offer, claim, restriction on transfer, restriction on voting or other similar restriction, including any voting agreement or proxy.

“Governmental Entity” means any federal, state, local or foreign government or any court, administrative body, agency or commission or other governmental or quasi-governmental entity, authority or instrumentality, domestic or foreign, with competent jurisdiction.

“Law” means any law, statute, ordinance, rule, regulation, directive, code or Order enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Person” means an individual, a corporation, a general or limited partnership, an association, a limited liability company, a Governmental Entity, a trust or other entity or organization.

“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

Section 1.2                                    Additional Definitions.

Agreement	Preamble
Bankruptcy and Equity Limitation	Section 3.1(c)
Chosen Courts	Section 6.5
Closing	Section 2.2
Closing Date	Section 2.2
Company Board	Recitals
GGP	Preamble
GGP Parties	Section 3.1(j)(ii)
Order	Section 5.1(a)
Purchase Price	Section 2.1
Purchaser	Preamble
Seller	Preamble
Seller Warrants	Recitals
Share	Recitals
Signing Date	Preamble
Transaction	Section 2.1
Warrant Agreement	Recitals
Warrants	Recitals

Section 1.3                                    Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 1.4                                    Construction.  Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written” or “in writing” include in visual electronic form; (v) words of one gender shall be construed to apply to each gender; (vi) the term “Section” refers to the specified Section of this Agreement; (vii) the terms “Dollars” and “$” mean United States Dollars; and (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.

Section 1.5                                    Joint Drafting.  The parties hereto have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

ARTICLE II

THE TRANSACTION; THE CLOSING

Section 2.1                                    The Transaction.  On the terms and subject to the conditions set forth herein, the Sellers agree to sell, and the Purchaser agrees to purchase, for an aggregate cash purchase price of $68,722,500.00 (the “Purchase Price”) all of the Seller Warrants (the “Transaction”).

Section 2.2                                    The Closing.  Unless otherwise mutually agreed in writing among the Purchaser and the Sellers, the closing of the Transaction (the “Closing”) shall take place at the offices of the Purchaser, 110 North Wacker Drive, Chicago, Illinois, or at such other place or through such other means as the parties may agree, on the second Business Day following the date hereof, subject to satisfaction of the conditions in Article V hereof (the “Closing Date”).

Section 2.3                                    Deliveries by the Purchaser.  At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Sellers the Purchase Price in immediately available funds by wire transfer to one or more bank accounts designated by the Sellers.

Section 2.4                                    Deliveries by each Seller.  At or prior to the Closing, each Seller (severally and not jointly) shall deliver, or cause to be delivered, to the Purchaser an executed instrument of assignment in form reasonably satisfactory to Purchaser pursuant to which such Seller shall sell, assign and transfer to the Purchaser all of its rights, title and interest to and in such Seller’s Seller Warrants.  Following the Closing, each Seller shall cause the Purchaser to receive all benefits of ownership of such Seller’s Seller Warrants as of and from the Closing.  In addition, on the Closing Date either (x) each Seller (severally and not jointly) shall deliver a certificate of non-foreign status, dated as of the Closing Date, that complies with Section 1445 of the Code, executed by such Seller, or (y) to the extent that a Seller does not deliver a certificate pursuant to clause (x), the Purchaser may withhold amounts from the portion of the Purchase Price applicable to such Seller to the extent required pursuant to Sections 897 and 1445 of the Code.  In addition, each Seller shall provide an executed counterpart to the Letter of Indemnification Supplemental to a Medallion Signature Guarantee attached hereto as Exhibit B.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1                                    Representations and Warranties of each Seller.  Each Seller (severally and not jointly) represents and warrants to the Purchaser:

(a)                                 Organization.  Such Seller (i) is duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has been duly qualified as a foreign corporation or other form of entity for the transaction of business, and (iii) where applicable, is in good standing under the Laws of each other jurisdiction in which it operates so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or be reasonably expected to materially delay or prevent the consummation of the Transaction.

(b)                                 Power and Authority.  Such Seller has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

(c)                                  Execution and Delivery.  This Agreement has been duly and validly executed and delivered by such Seller and constitutes its valid and binding obligation, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting generally the enforcement of creditors’ interests and (ii) the availability of equitable remedies (whether in a Proceeding in equity or at Law) (collectively, the “Bankruptcy and Equity Limitation”).

(d)                                 Ownership of Warrants.  Exhibit A sets forth a complete and correct schedule of the record and beneficial ownership of such Seller’s Seller Warrants as of the date of this Agreement.  Such Seller holds and has good and valid title to such Seller’s Seller Warrants to be purchased by the Purchaser from such Seller free and clear of all Encumbrances.  Assuming Purchaser (i) has the requisite power and authority to be the lawful owner of such Seller’s Seller Warrants and (ii) is not subject to any Encumbrance or Contract prior to the Closing that would restrict or prohibit such Purchaser from taking good and valid title to such Seller’s Seller Warrants free and clear of all Encumbrances, at the Closing good and valid title to such Seller’s Seller Warrants will pass to Purchaser, free and clear of all Encumbrances.  The certificates representing such Seller’s Seller Warrants are not available and, as of the date hereof, no replacement certificates representing such Seller’s Seller Warrants have been issued in accordance with the terms of the Warrant Agreement or otherwise.  The delivery to Purchaser of the executed instruments of assignment contemplated by Section 2.4 are sufficient to transfer and vest in Purchaser all of Sellers’ rights, title and interest to and in the Seller’s Warrants and cause

Purchaser to receive all benefits of ownership of such Seller’s Seller Warrants as of and from the Closing.

(e)                                  No Conflict.  The execution and delivery of this Agreement and the performance by such Seller of its obligations hereunder and compliance by such Seller with all of the provisions hereof and the consummation of the Transaction (i) shall not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the acceleration of, or the creation of any Encumbrance under, or give rise to any termination right under, any material Contract to which such Seller is a party, (ii) shall not result in any violation or breach of any provisions of the organizational documents of such Seller and (iii) shall not conflict with or result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, Order, rule or regulation of any Governmental Entity having jurisdiction over such Seller or any of such Seller’s properties or assets, except with respect to each of (i), (ii) and (iii), such conflicts, violations or defaults as would not be reasonably expected to have a material adverse effect on the ability of such Seller to consummate the Transaction.

(f)                                   Contracts.  There is no existing option, warrant, call, right or Contract of any character to which such Seller is a party requiring, and there are no securities outstanding which upon conversion or exchange would require, the sale or transfer of (or the making of an offer to sell or transfer of) such Seller’s Seller Warrants.  Such Seller is not a party to any Contract with respect to the voting, redemption, sale, transfer or other disposition of such Seller’s Seller Warrants, except for this Agreement.

(g)                                  Consents and Approvals.  No consent, approval, Order, authorization, registration or qualification of or with any Governmental Entity having jurisdiction over such Seller is required in connection with the execution and delivery by such Seller of this Agreement or the consummation of the Transaction, except such consents, approvals, Orders, authorizations, registration or qualification as would not reasonably be expected to materially and adversely affect the ability of such Seller to perform its obligations under this Agreement.

(h)                                 Legal Proceedings.  As of the Signing Date, there are no legal, governmental or regulatory Proceedings pending or, to the knowledge of such Seller, threatened against such Seller which, individually or in the aggregate, if determined adversely to such Seller, would materially and adversely affect the ability of such Seller to perform its obligations under this Agreement.

(i)                                     No Broker’s Fees.  Such Seller is not party to any Contract, agreement or understanding with any Person that would give rise to a valid claim against Purchaser for an investment banking fee, commission, finder’s fee or like payment in connection with the Transaction.

(j)                                    Sophistication of the Seller.

(i)                                     Such Seller has such knowledge, sophistication and experience in financial and business matters that Seller is capable of evaluating the merits and risks of entering into this Agreement and consummating the Transaction.

(ii)                                  Such Seller has relied solely on its own independent investigation in valuing such Seller’s Seller Warrants and determining to proceed with the Transaction.  Such Seller has not relied on any assertions made by GGP, GGPLP, any of their Affiliates, or any Person representing or acting on behalf of GGP, GGPLP or any of their Affiliates (collectively, the “GGP Parties”) regarding GGP, GGLP, such Seller’s Seller Warrants or the valuation thereof.  Such Seller understands the disadvantage to which it is subject on account of the disparity of information as between such Seller and the GGP Parties.

(iii)                               Such Seller has or has access to all information that it believes to be necessary, sufficient or appropriate in connection with the Transaction.  Such Seller has previously undertaken such independent investigation of the GGP Parties as in its judgment is appropriate to make an informed decision with respect to the Transaction, and such Seller has made its own decision to consummate the Transaction based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it has deemed necessary and without reliance on any express or implied representation or warranty of any of the GGP Parties.

(iv)                              Such Seller understands that GGP is issuing its fourth quarter 2012 earnings release on February 4, 2013, and the GGP Parties have and may come into possession of material non-public information with respect to GGP not known to such Seller.  Such Seller acknowledges that any such material non-public information not known to such Seller may impact the value of GGP and such Seller’s Seller Warrants or may otherwise be material to such Seller’s decision to enter into this Agreement.  Such Seller acknowledges that it is proceeding with the sale of such Seller’s Seller Warrants to Purchaser knowingly and voluntarily, without access to or the benefit of such information.  Such Seller hereby waives any right to rescind or invalidate the sale of such Seller’s Seller Warrants to Purchaser or to seek any damages or remuneration from Purchaser based on Purchaser’s possession of any information regarding GGP or the lack of possession of any information regarding GGP by such Seller.

(v)                                 Such Seller understands and acknowledges that, except as otherwise set forth in Section 3.2, the GGP Parties make no representation or warranty to it, express or implied, with respect to GGP, the applicable Seller Warrants, the Transaction or the accuracy, completeness or adequacy of any publicly available information regarding GGP or its Affiliates, nor shall any of the GGP Parties be liable for any loss or damages of any kind resulting from the use of any information (other than the representations and warranties set forth in Section 3.2) supplied to such Seller.

(vi)                              Such Seller hereby expressly releases the GGP Parties and their respective officers, employees, agents and controlling persons from any and all liabilities arising from or in connection with the disclosure of any information in connection with the Transaction (including, without limitation, with respect to the accuracy of information or the failure to disclose information), and such Seller hereby agrees to make no claim (and it hereby waives and releases all claims that it may otherwise have) against the GGP Parties and their respective officers, employees, agents and controlling persons from or in connection with the disclosure of any information in connection with the Transaction (including, without limitation, with respect to the accuracy of information or the failure to disclose information) whether arising before, in connection with or after the date of this Agreement.  Seller hereby agrees that the release and waiver contained in this paragraph is unconditional and irrevocable.

(vii)                           Such Seller acknowledges that GGP is relying on the representations and agreements set forth in Section 3.1 in engaging in the Transaction, and would not engage in the Transaction in the absence of such representations and agreements.

(k)                                 No Other Representations or Warranties.  Except for the representations and warranties made by such Seller in this Section 3.1, neither such Seller nor any other Person on behalf of such Seller makes any representation or warranty with respect to such Seller or any of its assets, liabilities, condition (financial or otherwise) or prospects.

(l)                                     Acknowledgement.  Such Seller acknowledges that (i) neither Purchaser nor any Person on behalf of Purchaser is making any representations or warranties whatsoever, express or implied, beyond those expressly made by Purchaser in Section 3.2 and (ii) such Seller has not been induced by, or relied upon, any representations, warranties or statements (written or oral), whether express or implied, made by any Person, that are not expressly set forth in Section 3.2.

Section 3.2                                    Representations and Warranties of the Purchaser.  Purchaser represents and warrants to each Seller:

(a)                                 Organization.  Purchaser is duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization.  Purchaser has been duly qualified as a foreign corporation or other form of entity for the transaction of business and, where applicable, is in good standing under the Laws of each other jurisdiction in which it operates so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or be reasonably expected to materially delay or prevent the consummation of the Transaction.

(b)                                 Power and Authority.  Purchaser has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

(c)                                  Execution and Delivery.  This Agreement has been duly and validly executed and delivered by Purchaser and constitutes its valid and binding obligation, enforceable against Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Limitation.

(d)                                 No Conflict.  The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder and compliance by Purchaser with all of the provisions hereof and the consummation of the Transaction (i) shall not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the acceleration of, or the creation of any Encumbrance under, or give rise to any termination right under, any material contract to which Purchaser is a party, (ii) shall not result in any violation or breach of any provisions of the organizational documents of Purchaser and

(iii) shall not conflict with or result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, Order, rule or regulation of any Governmental Entity having jurisdiction over Purchaser or Purchaser’s properties or assets, except with respect to each of (i), (ii) and (iii), such conflicts, violations or defaults as would not be reasonably expected to have a material adverse effect on the ability of the Purchaser to consummate the Transaction.

(e)                                  Consents and Approvals.  No consent, approval, order, authorization, registration or qualification of or with any Governmental Entity having jurisdiction over the Purchaser is required in connection with the execution and delivery by the Purchaser of this Agreement or the consummation of the Transaction, except such consents, approvals, orders, authorizations, registration or qualification as would not reasonably be expected to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(f)                                   Legal Proceedings.  As of the Signing Date, there are no legal, governmental or regulatory Proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser which, individually or in the aggregate, if determined adversely to the Purchaser, would materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(g)                                  No Broker’s Fees.  The Purchaser is not a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against any Seller or such Seller’s affiliates for an investment banking fee, commission, finder’s fee or like payment in connection with the Transaction.

(h)                                 No Other Representations or Warranties.  Except for the representations and warranties made by Purchaser in this Section 3.2, neither Purchaser nor any other Person on behalf of Purchaser makes any representation or warranty with respect to Purchaser or its assets, liabilities, condition (financial or otherwise) or prospects.

(i)                                     Acknowledgement.  The GGP Parties acknowledge that (i) none of the Sellers or any Person on behalf of the Sellers is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Sellers in Section 3.1 of this Agreement and (ii) no GGP Party has been induced by, or relied upon, any representations, warranties or statements (written or oral), whether express or implied, made by any Person, that are not expressly set forth in Section 3.1 of this Agreement.

ARTICLE IV

COVENANTS

Section 4.1                                    Further Assurances.  Subject to Section 4.2, the parties agree to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary (or as reasonably requested by another party) to consummate the Transaction.

Section 4.2                                    Delivery of Certificates Representing the Seller Warrants.  Following Closing, the Sellers shall use its commercially reasonable efforts to cause, as soon as practicable following the Closing, replacement certificates representing all of the Sellers’ Warrants to be issued and to deliver such certificates, accompanied by an assignment substantially in the form set forth in Exhibit B of the Warrant Agreement, duly endorsed and with the required signature guarantee in proper form for transfer to the Purchaser, with appropriate transfer stamps, if any, affixed, to the Purchaser. GGP and the Purchaser shall use their commercially reasonable efforts to provide any requested assistance to Sellers in their efforts to cause such replacement certificates to be so issued and transferred.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1                                    Conditions to Each Party’s Obligation to Consummate the Transaction.  The respective obligation of each party hereto to consummate the Transaction is subject to the satisfaction or waiver of the following condition:

(a)                                 No Injunction.  No judgment, injunction, decree or other legal restraint (each, an “Order”) prohibiting the consummation of the Transaction shall have been issued by any Governmental Entity and be continuing in effect, there shall be no pending Proceeding commenced by a Governmental Entity seeking an Order that would prohibit the Transaction, and the consummation of the Transaction shall not have been prohibited or rendered illegal under any applicable Law.

Section 5.2                                    Conditions to each Seller’s Obligation to Consummate the Transaction.  The respective obligations of each Seller to consummate the Transaction are subject to the satisfaction or waiver of each of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Purchaser set forth in Section 3.2 shall be true and correct in all material respects as of the Signing Date and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)                                 Covenants.  Each of the covenants and agreements of the Purchaser contained in this Agreement that are to be performed at or prior to the Closing shall have been duly performed in all material respects.

Section 5.3                                    Conditions to the Purchaser’s Obligation to Consummate the Transaction.  The respective obligation of the Purchaser to consummate the Transaction is subject to the satisfaction or waiver of each of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties of each Seller set forth in Section 3.1 shall be true and correct in all material respects as of the Signing Date and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)                                 Covenants.  Each of the covenants and agreements of each Seller contained in this Agreement that are to be performed at or prior to the Closing shall have been duly performed in all material respects.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                    Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows:  (x) on the date delivered, if personally delivered; (y) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; or (z) on the next Business Day after being sent by recognized overnight mail service specifying next business day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:

(a)                                 If to a Seller, to:

Blackstone Real Estate Partners VI L.P.
345 Park Avenue
New York, New York 10154

Attn: A.J. Agarwal
Facsimile: (212) 583-5725

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Brian M. Stadler
Facsimile: (212) 455-2502

(b)                                 If to Purchaser to:

c/o General Growth Properties Limited Partnership
110 North Wacker Drive
Chicago, Illinois 60606
U.S.A
Attention: Marvin J. Levine

Facsimile: (312) 960-5993

Section 6.2                                    Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party without the prior written consent of each other party. Notwithstanding the previous sentence, this Agreement, or Purchaser’s rights, interests or obligations hereunder (including, without limitation, the right to receive any of a Seller’s Seller Warrants pursuant to this Agreement), may be assigned or transferred, in whole or in part, by Purchaser to one or more of its Affiliates; provided that no such assignment shall release Purchaser from its obligations hereunder to be performed by Purchaser on or prior to the Closing Date. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

Section 6.3                                    Survival.  The parties agree that all of the representations and warranties contained in Section 3.1 and Section 3.2 shall survive the Closing.

Section 6.4                                    Prior Negotiations; Entire Agreement.  This Agreement (including the exhibits hereto and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

Section 6.5                                    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  Each party hereto agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement or the Transaction exclusively in the courts of the State of New York and the Federal courts of the United States, in each case, located in the County of New York (the “Chosen Courts”).  Solely in connection with claims arising under this Agreement or the Transaction, each party hereto (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 6.1 of this Agreement.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION.

Section 6.6                                    Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

Section 6.7                                    Expenses.  Each party shall bear its own expenses incurred or to be incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the Transaction.

Section 6.8                                    Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at Law or in equity.

Section 6.9                                    Certain Remedies.

(a)                                 Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or of any other agreement between them with respect to the Transaction were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other applicable remedies at Law or equity, the parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement or of any other agreement between them with respect to the Transaction and to enforce specifically the terms and provisions of this Agreement.

(b)                                 No Consequential Damages.  To the fullest extent permitted by applicable Law, the parties shall not assert, and hereby waive, any claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, against any other party and its respective Affiliates, members, members’ affiliates, officers, directors, partners, trustees, employees, attorneys and agents on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on Contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, this Agreement or of any other agreement between them with respect to the Transaction.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

SELLERS:

BLACKSTONE REAL ESTATE HOLDINGS VI L.P.

By:	BREP VI Side-by-Side GP L.L.C.,
its General Partner

By:	/s/ A.J. AGARWAL
	Name:	A.J. Agarwal
	Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS (AIV) VI L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. AGARWAL
	Name:	A.J. Agarwal
	Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.F L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. AGARWAL
	Name:	A.J. Agarwal
	Title:	Senior Managing Director

BLACKSTONE GGP PRINCIPAL TRANSACTION PARTNERS L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. AGARWAL
	Name:	A.J. Agarwal
	Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. AGARWAL
	Name:	A.J. Agarwal
	Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.TE.1 L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. AGARWAL
	Name:	A.J. Agarwal
	Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.TE.2 L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:	/s/ A.J. AGARWAL
	Name:	A.J. Agarwal
	Title:	Senior Managing Director

PURCHASER:	GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ MARVIN J. LEVINE
		Name:	Marvin J. Levine
		Title:	EVP and Chief Legal Officer

GENERAL GROWTH PROPERTIES LIMITED PARTNERSHIP
	By:	GGP, Inc.,
its General Partner

	By:	/s/ MARVIN J. LEVINE
		Name:	Marvin J. Levine
		Title:	EVP and Chief Legal Officer

EXHIBIT A

SELLERS OF THE WARRANTS

Entity	Warrants
Blackstone Real Estate Holdings VI L.P.	14,496
Blackstone Real Estate Partners (AIV) VI L.P.	17,444
Blackstone Real Estate Partners VI.F L.P.	918,470
Blackstone GGP Principal Transaction Partners L.P.	249,560
Blackstone Real Estate Partners VI L.P.	2,046,325
Blackstone Real Estate Partners VI.TE.1 L.P.	560,440
Blackstone Real Estate Partners VI.TE.2 L.P.	1,193,265

EXHIBIT B

LETTER OF INDEMNIFICATION SUPPLEMENTAL TO A
MEDALLION SIGNATURE GUARANTEE

, 2013

General Growth Properties, Inc.
110 N. Wacker Dr.,
Chicago, IL 60606

To Whom It May Concern:

Each undersigned hereby agree to indemnify and hold harmless General Growth Properties, Inc., a Delaware corporation (the “Company”), its affiliates, successors and assigns from and against any and all claims, damages, liabilities or losses to which they may be subject as a result of the failure of the representations of such undersigned herein being correct in any material respect in connection with the sale by the undersigned, pursuant to that Warrant Purchase Agreement, dated as of January 28, 2013, of warrants to acquire, as of the date thereof, [                ] shares of the Company’s common stock (the “Transaction”).

Each undersigned hereby represents that the endorsements affixed to the assignment agreements presented with the warrants in connection with the Transaction are genuine, that each endorser in respect of the undersigned is the appropriate person to sign and that each such endorser has the legal capacity to authorize the assignment of the warrants in connection with the Transaction.

Each undersigned hereby agrees that this letter agreement shall be binding upon and inure to the benefit of each of such undersigned’s successors and assigns.

[Signature Page Follows]

BLACKSTONE REAL ESTATE HOLDINGS VI L.P.

By:	BREP VI Side-by-Side GP L.L.C.,
its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS (AIV) VI L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS VI.F L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:
Name:
Title:

BLACKSTONE GGP PRINCIPAL TRANSACTION PARTNERS L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS VI L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS VI.TE.1 L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:
Name:
Title:

BLACKSTONE REAL ESTATE PARTNERS VI.TE.2 L.P.

By:	Blackstone Real Estate Associates VI L.P.,
its General Partner

By:	BREA VI L.L.C.,
its General Partner

By:
Name:
Title: